SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2018

TACTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-182566	32-0378469
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Calle 6 No. 78, Urb. Los Olivas, Puerto Plata, Dom. Rep. +1 (829) 639-9332
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Unit 1104, 11/F, Crawford House

70 Queen's Road Central, Central, Hong Kong

+8522165-4710

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 23, 2017, Tactical Services, Inc., a Nevada corporation (the “Company” or “TACC”) entered into an Asset Acquisition Agreement (the “Original Agreement”) with Thomas Li, an individual (“Mr. Li”) and Nathan Xian, an individual (“Mr. Xian”) (collectively Mr. Li and Mr. Xian are refereed to hereinafter as the “Inventors”). TACC was to purchase various assets owned by the Inventors relating the development, sales, marketing and distribution of Unmanned Ariel Vehicles (“UAV” or “Drones”). Pursuant to the Original Agreement, the Company was to acquire one hundred percent (100%) of the assets then owned by the Inventors in exchange for the issuance of an aggregate of 60,000,000 restricted shares of the Company’s common stock (“TACC Shares”) to the Inventors.

However, on August 24, 2018, the Company and the Inventors entered into a Termination Agreement (the “Termination Agreement”), terminating the Original Agreement. The Termination Agreement was the direct result of a material breach of the terms and conditions of the Original Agreement. Specifically, the Inventors, pursuant to Section 2.01 of the Original Agreement, were to “sell, transfer, convey, assign and deliver…” various assets to the Company. As of the date hereof, the Inventors have been unsuccessful in fulfilling their obligations under the terms and conditions of the Original Agreement. The effect of this Termination Agreement is that the Original Agreement shall be rendered null and void and have no legal effect whatsoever, without any liability or obligation on the part of any party to the Original Agreement. In other words, the Termination Agreement voids the Original Agreement and does not impose any further obligation on any party thereto.

The foregoing summary description of the terms of the Original Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Original Agreement, this reference is made to such agreement, which was filed with the SEC on October 25, 2017, as Exhibit 10.01 to the Company’s Current Report on Form 8-K and is incorporated herein by this reference. Further, a copy of the Termination Agreement is being filed herewith as part of this Current Report on Form 8-K as Exhibit 10.02.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Li and Mr. Xian resigned from all positions with the Company effective as of August 24, 2018.  The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The resignations were pursuant to the terms and conditions of the Termination Agreement, as discussed in Section 1.02 above and which is attached to this Form 8-K as Exhibit 10.02.

In addition, Mr. Francisco Ariel Acosta was re-appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Mr. Acosta is set forth below:

FRANCISCO ARIEL ACOSTA: 2013-2018 – Vice President of Operations for VS Trading Import and Export Company. Responsible for the strategic direction of the group and working with closely with the executive team to drive execution, speed to market and customer centricity. Worked closely with the Import/Export Manager to research tariff codes and maintain compliance of our Customs Compliance Program.  Addressed day-to-day logistics and import/export issues, collaborating with others when needed. Investigate lost or damaged product situations and creatively solve issues to mitigate additional costs, potential fines, or avoid loss of revenue to the customer.  Maintained proper documentation and filing of documents for compliance with various foreign governments.  Brought new ideas to the table and identify activities that can continually improve the process of providing innovative and efficient customer care. 2007-2013 - Bank Manager Banco de Reservas de la Rep. Dominica. Assisted with the development and retention of customer relationships. Managed the sales culture through all levels to meet and exceed established sales and revenue goals. Personally contributed to overall growth, performance and business development.  Professional Memberships: Rotary International; Playa Dorada Golf Club. Education: 1988-1994 Finances and Business Administration - New York University. 1997-1998 - International Money Markets Unibe (Ibero American University) – Dominican Republic. 2000-2002 - International Finances Unibe – Dominican Republic.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.  The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
10.01	Asset Acquisition Agreement dated October 23, 2017	Form 8-K dated October 25, 2017
10.02	Termination Agreement	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tactical Services, Inc.

Dated: August 24, 2018/s/ Francisco Ariel Acosta

By: Francisco Ariel Acosta

Its: Chief Executive Officer